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                              CKE Restaurants, Inc.
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
                                                       NEWS RELEASE


CONTACT:       Kathy Polson
               Sr. VP Finance

               Dennis Lacey
               EVP and CFO
               714.778.7109


CKE RESTAURANTS, INC.'S THIRD QUARTER RESULTS NEAR BREAK-EVEN


      SANTA BARBARA, Calif. -- December 6, 2001 -- CKE Restaurants, Inc. ("CKE" or the "Company") (NYSE:CKR) today announced results for the 12- and 40-weeks ended November 5, 2001.


HIGHLIGHTS FOR THE QUARTER

- Net loss for the period is $1.7 million versus $29.4 million for the prior year period

- Excluding repositioning activities, pro forma income is $400,000 versus a pro forma loss of $8.8 million in the prior year period

- Excluding repositioning activities and the operating results of Taco Bueno, and stores sold, closed or to be closed, pro forma net income is $2.3 million versus a pro forma loss of $11.8 million in the prior year period

-     Same-store sales increased 6.1% at Carl's Jr. and 1.0% at Hardee's

- Carl's Jr. margins increased to 21.0% versus 17.6% in the prior year period

-     Hardee's margins increased to 9.4% versus 5.7% in the prior year period

- Letter of Intent signed to acquire Santa Barbara Restaurant Group, Inc. (NASDAQ: SBRG) in a transaction expected to be accretive. For the 40-week period ended October 1, 2001, SBRG reported revenue of $67.8 million, net income of $2.6 million and EBITDA of $7.2 million.

EXECUTIVE COMMENTARY

      "The reported net loss of $1.7 million, which is almost break-even and a significant improvement from recent quarters, along with Hardee's posting positive same-store sales for two consecutive quarters, supports our contention that we are on our way to returning CKE to profitability," said Chief Executive Officer, Andrew F. Puzder. "We recognize that there is still work to be done with the Hardee's brand, but the results show we are making progress. We attribute this success to (i) our operations improvement program at Hardee's emphasizing quality, service and cleanliness, (ii) new products, (iii) charbroiler installations (now in 48% of the company-operated system) and (iv) remodeled restaurants (46% of the company-operated system). We completed the system-wide rollout of the Six-Dollar Burger(TM) at Carl's Jr. and introduced the sandwich at the beginning of the 4th quarter at Hardee's.

      "We are pleased with our progress toward returning to profitability. However, given the seasonality traditionally experienced by Hardee's during December and January, we may report an operating loss in the fourth quarter," Puzder said. "Looking forward to next fiscal year, we hope to make a profit in the first quarter, as well as next fiscal year, absent adjustments, if any, that may be required as a result of adopting required new accounting rules. Such results would occur irrespective of the acquisition of Santa Barbara Restaurant Group, Inc., which we expect to be immediately accretive to earnings. We are very excited about our pending acquisition of Santa Barbara Restaurant Group, Inc. We believe the addition of the La Salsa and Green Burrito brands to CKE provides us with an additional economical and profitable opportunity for long-term development.

      "As this quarter's results show, we have made substantial progress in repositioning the Company and we are now focusing on longer-term plans for both brands," Puzder said. "The next steps on our road to growing profits is (i) building new restaurants for all brands, (ii) defining and developing Hardee's brand identity with an emphasis on premium products and less use of discounting and (iii) implementing new marketing strategies. These efforts will allow us to grow our average unit volumes, which we hope will result in increased profit margins. Improving shareholder value remains our primary focus and we believe we are making steady and significant progress toward that goal."

SUMMARY OF REPORTED AND PRO FORMA RESULTS

CKE's results for its third quarter of fiscal 2002, its last fiscal quarter (second quarter fiscal 2002, referred to as the "link quarter") and its third quarter of the prior fiscal year, as well as its year-to-date results, are summarized below. Pro forma amounts are shown after applicable income taxes as if the Company (i) had not recorded net losses from its repositioning activities and (ii) was able to record a deferred tax asset for all periods presented.

            SUMMARY OF REPORTED AND PRO FORMA RESULTS FOR THE QUARTER

(Dollars in millions, except         Third quarter FY    Second quarter FY  Third quarter FY
per share data)                            2002                2002               2001
                                     (Current quarter)    (Last quarter)      (Prior year
                                                                                quarter)
                                     ----------------    ----------------   ----------------
                                     Dollars    EPS      Dollars    EPS     Dollars    EPS
                                     -------   ------    -------   ------   -------   ------
Reported net loss under generally
   accepted accounting principles     $(1.7)   $(0.03)   $(36.8)   $(0.73)  $(29.4)   $(0.58)

Less: repositioning activities and     (2.1)    (0.04)    (34.4)    (0.68)   (20.6)    (0.41)
   taxes                              -----    ------    ------    ------   ------    ------

Pro forma net income/(loss)           $ 0.4    $ 0.01    $ (2.4)   $(0.05)  $ (8.8)   $(0.17)
                                      =====    ======    ======    ======   ======    ======


         SUMMARY OF REPORTED AND PRO FORMA RESULTS FOR THE YEAR-TO-DATE

(Dollars in millions, except              40-weeks ended       40-weeks ended
per share data)                          November 5, 2001     November 6, 2000
                                         -----------------    ----------------
                                         Dollars     EPS      Dollars    EPS
                                         -------    ------    -------   ------
Reported net loss under generally
   accepted accounting principles        $(75.6)    $(1.50)   $(45.8)   $(0.91)

Less: repositioning activities and tax
   benefit                                (71.1)     (1.41)    (31.3)    (0.62)
                                         ------     ------    ------    ------
Pro forma net loss                        $(4.5)    $(0.09)   $(14.5)   $(0.29)
                                         ======     ======    ======    ======

FACTORS AFFECTING COMPARABILITY OF PRO FORMA QUARTERLY RESULTS

      The pro forma results shown above reflect the fact that, excluding certain repositioning activities described further below, the Company would have reported a small pro forma profit. This pro forma profit reflects an improvement over the link quarter and the prior year third quarter. For all periods presented, repositioning activities have been restated to include only facility action charges, severance and write-offs of deferred loan costs. Although earnings are impacted by many factors, the following table is a condensed presentation of the pro forma results from period to period. All amounts are approximate and in thousands:

                                                              Increase (decrease) to   Increase (decrease) to
                                                                   the pro forma            the pro forma
                                                               income/(loss)for the      income/(loss) for the
                                                              current quarter vs. the  current quarter vs. the
Category                                                            link quarter       prior year third quarter
------------------------------------------------------------  -----------------------  ------------------------
Self-insurance program reserves                                        $  4,900                $  2,700
Provision for doubtful accounts                                           2,900                       0
Interest expense                                                            700                   4,000
Corporate overhead and marketing                                         (2,800)                    800
Store repair and maintenance expense                                     (1,400)                 (1,100)
Approximate net impact of product discounting at Hardee's                  (700)                   (600)
Approximate  operating (income) losses of stores involved in               (700)                  5,000
   facility actions
Taco Bueno operations                                                    (1,100)                 (3,200)
Supplier rebate relating to prior periods at Carl's Jr                      800                     800
Approximate store margin improvement, exclusive of items
   identified separately above                                               --                   2,700
Carl's Jr. franchising                                                       --                   1,700
Hardee's franchise agreement termination  settlement fee                  1,800                   1,800
All other, net                                                             (700)                  2,300
                                                                       --------                --------
Subtotal                                                               $  4,400                $ 15,300
Approximate tax effect of above items                                     1,600                   6,100
                                                                       --------                --------
Change in reported quarterly pro forma net income (loss)               $  2,800                $  9,200
                                                                       ========                ========

Comments regarding these changes are included in the discussions below regarding each Brand and the Repositioning Activities.

CARL'S JR. BRAND

- Nearly 80 Six-Dollar Burgers(TM) have been sold, on average, in each restaurant each day during the quarter.

- During the third quarter 2002, the Company sold 4 restaurants to franchisees and opened one new restaurant. Carl's Jr. franchisees and licensees opened 4 restaurants, acquired 4 from the Company and closed 2. Table 1 reconciles the activity in restaurant count for the quarter.

- For the 12-week period ended November 5, 2001, Carl's Jr. company-operated restaurant revenue decreased 15.5% from the prior year comparable period. The decrease in Carl's Jr. revenue is primarily due to the sale of company-operated stores to franchisees as well as the closure of company-operated stores, offset by a 6.1% increase in same-store sales. While revenue from company-operated stores are down, franchising income has increased nearly 50%, due to the increase in the number of franchisee-operated restaurants.

      Company-operated restaurant margins for Carl's Jr. for the third quarter 2002, the link quarter and third quarter 2001 were 21.0%, 17.4% and 17.6%, respectively. The increase in margins for the third quarter 2002 is due to
      (i) the fact that the current quarter did not require an increase in self-insurance reserves, (ii) reduced restaurant operating costs primarily as a result of renegotiating several service contracts, (iii) reduced depreciation levels, due to cumulative asset impairment charges reducing the depreciable base of stores and (iv) the supplier rebate identified above. These improvements were partially offset by increased repair and maintenance costs.

- For the 40-week period ended November 5, 2001, Carl's Jr. company-operated restaurant revenue decreased 15.5% from the prior year comparable period. The decrease in Carl's Jr. revenue is primarily due to the sale of company-operated stores to franchisees as well as the closure of company-operated stores. While revenue from company-operated stores is down, franchising income has increased more than 50%, as described above.

      Although there were variations in the individual components of operating costs, restaurant margins remained relatively consistent at 19.6% and 20.2% for the third quarter year-to-date 2001 and 2002, respectively.

HARDEE'S BRAND

- During the third quarter 2002, Hardee's introduced the Six-Dollar Burger(TM) in certain test markets and the French Dip sandwich. Additionally, Hardee's began offering The Hillshire Farms(TM) Smoked Sausage Biscuit as part of its breakfast menu.

- During the third quarter 2002, the Company sold 11 restaurants to franchisees, closed two restaurants and acquired four restaurants from franchisees. Hardee's franchisees and licensees opened 4 restaurants, acquired 11 from the Company and closed 37. During the quarter, Hardee's added 42 charbroilers and remodeled 34 restaurants to the Star Hardee's format. Hardee's franchisees remodeled 3 Hardee's restaurants to the Star Hardee's format. Table 1 reconciles the activity in restaurant count for the quarter.

- For the 12-week period ended November 5, 2001, Hardee's company-operated revenue decreased 26.2% from the prior year comparable period. The decrease in Hardee's revenue is primarily due to the sale of company-operated restaurants to franchisees and the closure of company-operated restaurants.

      Company-operated restaurant margins for Hardee's for the third quarter 2002, the link quarter and the third quarter 2001 were 9.4%, 10.0 % and 5.7%, respectively. The increase in margins in the third quarter 2002 versus the comparable prior year period was primarily due to the fact that the current quarter did not require an increase in self-insurance reserves, coupled with the closure of unprofitable stores. The slight decrease in margins compared to the link quarter was primarily due to increased use of product discounting and increased repair and maintenance expense, offset by the fact that the current quarter did not require an increase in self-insurance reserves.

      Franchising income increased during the current quarter due to (i) the settlement fee included in the above, (ii) the fact that the Company did not need to make any adjustments to the allowance for doubtful accounts this quarter and (iii) an increase in the number of franchise stores.

- For the 40-week period ended November 5, 2001, Hardee's company-operated revenue decreased 31.3% from the prior year comparable period. The decrease in Hardee's revenue is primarily due to the sale of company-operated restaurants to franchisees as well as the closure of company-operated restaurants.

      For the 40-week period, company-operated restaurant margins for Hardee's for the third 2002 and third quarter 2001 were 9.2% and 8.5%, respectively. This improvement is due to the closing of unprofitable stores, partially offset by higher utility and commodity costs during the first half of the year. Franchising income is less than the prior year due to decreased revenue from Hardee's Equipment Division as franchisees have completed fewer remodels in the current year.

REPOSITIONING ACTIVITIES

- During the third quarter of fiscal 2002, the Company recorded repositioning charges of $2.1 million, which were primarily non-cash facility action charges. The net facility action charges consisted of (i) an impairment charge of $400,000 for restaurants that the company plans to continue to operate, but for which the net book value is not supported by current estimated future cash flows, (ii) an impairment charge and store closure expense, principally for Hardees restaurants, that the Company has closed or plans to close, consisting of asset impairments of $1.7 million and $500,000 for additional store closure expense reserves, (iii) a Hardee's regional office closure charge of $900,000 and (iv) net gains on the sale of restaurants to franchisees and surplus properties of $1.4 million. During the third quarter of fiscal 2001, the Company recorded facility action charges of $34.3 million relating primarily to net losses on the sale of certain restaurants.

      For the 40-week period, the Company recorded repositioning charges of $65.7 million which consisted of (i) net facility action charges of $60.8 million, (ii) a charge of $3.9 million recorded as interest expense reflecting the write-off of deferred loan costs primarily as a result of the modification of the Company's senior credit facility and (iii) $1 million relating to severance payments. For the prior-year 40-week period, the Company's repositioning charges were $52.1 million.

- The asset sales arising from the repositioning activities have resulted, and will continue to result, in a decline in restaurant revenue and costs simply because the Company operates fewer stores. In addition, the sale of the Taco Bueno brand has, and will continue to result in less operating income than reported in prior periods. As a result of these circumstances, general and administrative costs have declined $2.8 million or 9.5% and $20.2 million or 18.9% for the 12- and 40-week periods, respectively, compared to the prior year. This is primarily due to the Company's rebalancing effort to align its cost structure with its reduced portfolio of stores. General and administrative expenses for the current period compared to the link period are approximately flat, after adjusting for non-cash litigation reserves, which were materially decreased in the link quarter and modestly increased in the current quarter.


- Exclusive of the write-off of deferred loan costs reflected in interest expense, interest expense was $11.8 million and $46.8 million for the 12-week and 40-week periods, respectively and $16.3 million and $53.5 million in the 12-week and 40-week prior-year periods, respectively. The revolver has generally not had a daily outstanding balance during the third quarter. However, due to the timing of rent payments and the semi-annual interest payment on senior debt, the Company did draw approximately $6 million dollars at the end of the third quarter. As of yesterday, the balance was $0.

- During the first three quarters of fiscal 2001, the Company recorded a deferred tax asset for the tax benefit of operating losses, which served to reduce the net loss reflected in the Statement of Operations. Commencing with the fourth quarter of last fiscal year, the Company ceased to record a deferred tax asset because of the Company's recurring operating losses. As such, the current year periods' Statement of Operations do not reflect a tax benefit from the operating loss, as was the case in the prior fiscal year.

BUSINESS OUTLOOK

The following table is based on current expectations for the remainder of the current fiscal year and initial expectations for next fiscal year. This table contains forward-looking information and actual results could differ materially (see "Safe Harbor Disclosure" below). The table does not include: (i) the impact of the Santa Barbara Restaurant Group acquisition, which is expected to close in the first quarter of fiscal 2003, (ii) adjustments that will arise from Enron's recently announced Chapter 11 filing and, (iii) adjustments, if any, from the adoption of FAS 141, 142 and 144 in the first quarter of fiscal 2003.


                                                     Fourth Quarter, 2002      Fiscal 2003
                                                     --------------------   -----------------
Carl's Jr.     Anticipated new company stores               None                  5 - 15
               Anticipated new franchise stores            5 - 10                Up to 40
               Same-store sales growth                   1.0% - 2.0%           2.0% - 4.5%
               Restaurant-level margins                 Approx. 20.0%           20% - 21%

Hardee's       Anticipated new company stores               None                  5 - 15
               Anticipated new franchise stores            Up to 5               Up to 30
               Same-store sales growth                  Approx. 1.0%               1.0%
               Restaurant-level margins                 Approx. 7.0%           10% - 13.5%

Consolidated   Interest expense                      Approx. $12 million    $40 - $42 million
               Capital expenditures                   $10 - $18 million     $40 - $60 million

FINANCIAL TABLES

TABLE 1: SUMMARY OF SYSTEM-WIDE RESTAURANT ACTIVITY

                                                                    Franchised/
                                                   Company           Licensed            Total
                                                   ------             ------             ------
CARL'S JR.:
Beginning of quarter                                  444                524                968
Opened                                                  1                  4                  5
Acquired from franchisees/company                       0                  0                  0
Sold to franchisees/company                            (4)                 4                  0
Closed                                                 (0)                (2)                (2)
                                                   ------             ------             ------
End of quarter                                        441                530                971
                                                                      ======             ======
Company stores scheduled to close                       0
                                                   ------
Pro forma level                                       441
                                                   ======
HARDEE'S:
Beginning of quarter                                  760              1,732              2,492
Opened                                                  0                  4                  4
Acquired from franchisees/company                       4                 (4)                 0
Sold to franchisees/company/mgmt. agmt.               (11)                11                  0
Closed                                                 (2)               (37)               (39)
                                                   ------             ------             ------
End of quarter                                        751              1,706              2,457
                                                                      ======             ======
Company stores scheduled to close                      22
                                                   ------
Pro forma level                                       729
                                                   ======
TOTAL:
Beginning of quarter                                1,204              2,256              3,460
Opened                                                  1                  8                  9
Acquired from franchisees/company                       4                 (4)                 0
Sold to franchisees/company/mgmt. agmt.               (15)                15                  0
Closed                                                 (2)               (39)               (41)
                                                   ------             ------             ------
End of quarter                                      1,192              2,236              3,428
                                                                      ======             ======
Company stores scheduled to close                      22
                                                   ------
Pro forma level                                     1,170
                                                   ======

TABLE 2: STATEMENTS OF OPERATIONS IN MANAGEMENT REPORTING FORMAT

(Dollars in thousands)                                         Third quarter
                                                 ------------------------------------------
                                                      FY 2002                FY 2001
                                                            Percent                Percent
                                                 ------------------------------------------
                                                 Dollars   (Note 1)    Dollars     (Note 1)
                                                 -------   --------    -------     --------
A. RESULTS OF OPERATIONS EXCLUDING
  REPOSITIONING ACTIVITIES AND STORES SOLD,
  CLOSED OR TO BE CLOSED AND TACO BUENO:

     Revenue from:
       Company-operated restaurants               255,471                244,750
       Franchisee-operated restaurants             67,016                 51,295
                                                   ------                 ------
          Total revenue                           322,487                296,045
                                                  -------                -------
     Restaurant operating costs:
        Food and packaging                         78,314      30.7%      75,192       30.7%
        Payroll and other employee benefits        80,712      31.6%      79,234       32.4%
        Occupancy and other operating              56,894      22.3%      57,031       23.3%
                                                   ------      -----      ------       -----
      expenses

           Total operating costs                  215,921      84.5%     211,457       86.4%
     Franchised and licensed restaurant
       expense                                     49,613                 36,082

     Advertising expense                           15,451       6.0%      15,337        6.3%
     General and administrative expenses           26,990       8.4%      25,471        8.6%
                                                   ------       ----      ------        ----
        Total operating costs and expenses        307,975                288,347
                                                  -------               --------
     Operating income                              14,511                  7,699
     Interest expense                             (11,752)               (16,266)
     Other income (expense), net                     (467)                (3,302)
                                                  -------               --------
     INCOME (LOSS) EXCLUDING REPOSITIONING
     ACTIVITIES AND STORES SOLD, CLOSED OR          2,292                (11,869)
     TO BE CLOSED AND TACO BUENO (A)              -------               --------

B. RESULTS OF BUSINESS REPOSITIONING ACTIVITY

     Net business repositioning activities       $(2,121)              $(34,343)
     Operating results of stores sold,
     closed or to be closed                       (1,565)                (4,337)
     Operating results of Taco Bueno                   0                    964
                                                  -------               --------
     INCOME (LOSS) FROM REPOSITIONING
     ACTIVITIES AND STORES SOLD, CLOSED AND
     TO BE CLOSED AND TACO BUENO (B)              (3,686)               (37,716)
                                                  -------               --------

Loss before taxes (A)+(B)                         (1,394)               (49,585)
Income tax expense (benefit)                         337                (20,161)
                                                  -------               --------
LOSS REPORTED UNDER GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES                            $(1,731)              $(29,424)
                                                 ========              =========

(Dollars in thousands)                                             Year-to-date
                                                      ----------------------------------------
                                                           FY 2002               FY 2001
                                                                 Percent              Percent
                                                      ----------------------------------------
                                                      Dollars   (Note 1)    Dollars   (Note 1)
                                                      -------   --------    -------   --------
A. RESULTS OF OPERATIONS EXCLUDING
  REPOSITIONING ACTIVITIES AND STORES SOLD,
  CLOSED OR TO BE CLOSED AND TACO BUENO:

     Revenue from:
       Company-operated restaurants                    833,081               813,838
       Franchisee-operated restaurants                 205,845               159,895
                                                       -------               -------
          Total revenue                              1,038,926               973,733
                                                       -------               -------
     Restaurant operating costs:
        Food and packaging                             253,191      30.4%    249,702     30.7%
        Payroll and other employee benefits            267,331      32.1%    251,857     31.1%
        Occupancy and other operating                  183,279      22.0%    182,028     22.5%
                                                       -------      -----    -------     -----
      expenses

           Total operating costs                       703,801      84.5%    683,587     84.3%
     Franchised and licensed restaurant
       expense                                         158,028               115,649

     Advertising expense                                52,578       6.3%     50,427      6.2%
     General and administrative expenses                82,969       7.9%     95,216      9.5%
                                                        ------       ----     ------      ----
        Total operating costs and expenses             997,376               944,879
                                                       -------               -------
     Operating income                                   41,550                28,854
     Interest expense                                 (42,644)               (53,511)
     Other income (expense), net                          360                 (1,087)
                                                       -------               -------
     INCOME (LOSS) EXCLUDING REPOSITIONING
     ACTIVITIES AND STORES SOLD, CLOSED OR               (734)               (25,744)
     TO BE CLOSED AND TACO BUENO (A)                   -------               -------

B. RESULTS OF BUSINESS REPOSITIONING ACTIVITY

     Net business repositioning activities           $(65,965)             $(52,114)
     Operating results of stores sold,
     closed or to be closed                           (10,436)               (3,977)
     Operating results of Taco Bueno                    3,693                 4,721
                                                       -------               -------
     INCOME (LOSS) FROM REPOSITIONING
     ACTIVITIES AND STORES SOLD, CLOSED AND
     TO BE CLOSED AND TACO BUENO (B)                  (72,708)               (51,370)
                                                      --------               --------

Loss before taxes (A)+(B)                             (73,442)               (77,114)
Income tax expense (benefit)                            2,204                (30,499)
                                                       -------               -------
LOSS REPORTED UNDER GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES                                $(75,646)             $(46,615)
                                                     =========             =========

Note (1)
Stated as a percentage of company-operated revenue except for general and administrative expenses, which are stated as a percentage of total revenue.

TABLE 3: RESULTS OF PRINCIPAL OPERATING SEGMENTS

(Dollars in thousands, except average check data)                           Third quarter FY 2002
                                                                ---------------------------------------------
                                                               Carl's Jr.    Hardee's    Other         Total
                                                                -------       ------    -------       -------
Number of restaurants:
  Company-operated                                                  441          751                    1,192
  Franchised domestic                                               490        1,564                    2,054
  Licensed international                                             40          142                      182
                                                                -------       ------                  -------
   Total                                                            971        2,457                    3,428
                                                                =======       ======                  =======

Company-operated restaurant sales                              $120,644     $138,968                 $259,612
                                                                =======       ======                  =======
Company-operated average unit volumes (trailing 13-periods)       1,175          741
                                                                =======       ======
Average check                                                     $5.13        $3.74
                                                                =======       ======
Company-operated same-store sales increase (decrease)               6.1%         1.0%
Franchisee-operated same-store sales increase (decrease)            5.5%       (1.2)%
Co-oper. same-store sales increase (decrease) excluding
stores sold, closed or to be closed                                 6.2%         1.0%
Company-operated average unit volumes, excluding stores
sold, closed or to be closed                                      1,131          756
Operating costs (as a % of co.-operated sales)
  Food and paper                                                  28.76%       32.34%
  Payroll and other employee benefits                             28.47%       34.57%
  Occupancy and other operating costs                             21.77%       23.73%
                                                                -------       ------
Gross margin                                                      21.00%        9.36%

Franchising revenue:
  Royalties                                                      $4,872       $8,932                  $13,804
  Distribution centers                                           33,543        3,754                   37,297
  Other                                                           6,957        8,958                   15,915
                                                                -------       ------                  -------
  Total                                                         $45,372      $21,644                  $67,016
                                                                =======       ======                  =======
Net franchising income                                           $4,918       $6,669                  $11,587
                                                                =======       ======                  =======

Oper. income (loss) excluding facility action charges           $15,787         $759     $(3,600)     $12,946
Facility action charges (gains)                                    (961)       3,082           0        2,121
                                                                -------       ------    -------       -------
Operating income (loss)                                         $16,748      $(2,323)    $(3,600)     $10,825
                                                                =======      =======     =======      =======

EBITDA                                                          $21,534       $6,262    $(1,597)      $26,199
Facility action charges (gains)                                   (961)        3,082           0        2,121
                                                                -------       ------    -------       -------
EBITDA excluding facility action charges                        $20,573       $9,344    $(1,597)      $28,320
                                                                =======       ======    ========      =======
EBITDA excl. stores sold, closed or to be closed and
facility action charges                                         $20,516      $10,593    $(1,597)      $29,512
                                                                =======      =======    =======       =======

(Dollars in thousands, except average check data)                                 Third quarter FY 2001
                                                                      -------------------------------------------
                                                                     Carl's Jr.    Hardee's  Other        Total
                                                                      -------      -------   -------      -------
Number of restaurants:
  Company-operated                                                        554        1,027        146       1,727
  Franchised domestic                                                     389        1,566          0       1,955
  Licensed international                                                   30          131          0         161
                                                                      -------      -------   -------      -------
   Total                                                                  973        2,724        146       3,843
                                                                      =======      =======   ========     =======

Company-operated restaurant sales                                    $142,686     $188,110    $25,458    $356,254
                                                                      =======      =======   ========     =======
Company-operated average unit volumes (trailing 13-periods)             1,150          732
                                                                      =======      =======
Average check                                                           $4.77        $4.08
                                                                      =======      =======
Company-operated same-store sales increase (decrease)                     1.1%       (6.3)%
Franchisee-operated same-store sales increase (decrease)                  5.1%      (3.14)%
Co-oper. same-store sales increase (decrease) excluding
stores sold, closed or to be closed                                       1.4%       (4.3)%
Company-operated average unit volumes, excluding stores
sold, closed or to be closed                                            1,129          788
Operating costs (as a % of co.-operated sales)
  Food and paper                                                        29.58%       32.49%
  Payroll and other employee benefits                                   30.10%       35.70%
  Occupancy and other operating costs                                   22.77%       26.10%
                                                                      -------      -------
Gross margin                                                            17.55%        5.71%

Franchising revenue:
  Royalties                                                            $3,173      $10,292                $13,465
  Distribution centers                                                 21,673        5,931                 27,604
  Other                                                                 5,568        4,658                 10,226
                                                                      -------      -------                -------
  Total                                                               $30,414      $20,881                $51,295
                                                                      =======      =======                =======
Net franchising income                                                 $7,711      $12,101                $19,812
                                                                      =======      =======                =======

Oper. income (loss) excluding facility action charges                  $8,294     $(2.467)   $(3,311)      $2,516
Facility action charges (gains)                                        (2,098)     36,441          0       34,343
                                                                      -------      -------   -------      -------
Operating income (loss)                                               $10,392     $(38,908)   $(3,311)   $(31,827)
                                                                      =======     ========    =======    ========

EBITDA                                                                $17,632     $(24,991)  $(1,321)    $(8,680)
Facility action charges (gains)                                       (2,098)       36,441          0      34,343
                                                                      -------      -------   -------      -------
EBITDA excluding facility action charges                              $15,534      $11,450   $(1,321)     $25,663
                                                                      =======      =======   ========     =======
EBITDA excl. stores sold, closed or to be closed and
facility action charges                                               $11,363      $14,922   $(3,339)     $22,496
                                                                      =======      =======   =======      =======

(Dollars in thousands, except average check data)                        Year-to-date third quarter FY 2002
                                                            -------------------------------------------------------------
                                                             Carl's Jr.       Hardee's          Other            Total
                                                            -----------     -----------      -----------      -----------
Company-operated restaurant sales                           $   402,619     $   486,229      $    43,095      $   931,943
                                                            ===========     ===========      ===========      ===========

Operating costs (as a % of co.-operated sales)
  Food and paper                                                  29.06%          31.79%
  Payroll and other employee benefits                             29.39%          35.20%
  Occupancy and other operating costs                             22.00%          23.76%
                                                            -----------     -----------
Gross margin                                                      19.55%           9.24%

Franchising revenue:
  Royalties                                                 $    15,281     $    33,631                       $    48,912
  Distribution center                                           105,065          11,184                           116,249
  Other                                                          23,855          16,829                            40,684
                                                            -----------     -----------                       -----------
   Total                                                    $   144,201     $    61,644                       $   205,845
                                                            ===========     ===========                       ===========
Net franchising income                                      $    16,602     $    31,215                       $    47,817
                                                            ===========     ===========                       ===========

Operating income (loss)                                     $    44,245     $   (58,686)     $   (12,581)     $   (27,022)
Facility action charges (gains)                                     710          55,410            4,707           60,827
                                                            -----------     -----------      -----------      -----------
Oper. income (loss) excluding facility action charges       $    44,955     $    (3,276)     $    (7,874)     $    33,805
                                                            ===========     ===========      ===========      ===========

EBITDA                                                      $    60,866     $   (26,221)     $    (4,075)     $    30,570
Facility action charges (gains)                                     710          55,410            4,707           60,827
                                                            -----------     -----------      -----------      -----------
EBITDA excluding facility action charges                    $    61,576     $    29,189      $       632      $    91,397
                                                            ===========     ===========      ===========      ===========

EBITDA excluding stores sold, closed or to be closed and
facility action charges                                     $    61,022     $    37,003      $    (3,061)     $    94,964
                                                            ===========     ===========      ===========      ===========

(Dollars in thousands, except average check data)                             Year-to-date third quarter FY 2001
                                                                 -----------------------------------------------------------
                                                                 Carl's Jr.        Hardee's         Other           Total
                                                                 -----------     -----------     -----------     -----------
Company-operated restaurant sales                                $   476,655     $   708,419     $    85,404     $ 1,270,478
                                                                 ===========     ===========     ===========     ===========

Operating costs (as a % of co.-operated sales)
  Food and paper                                                      29.54%          32.23%
  Payroll and other employee benefits                                 28.39%          34.59%
  Occupancy and other operating costs                                 21.86%          24.64%
                                                                 -----------      -----------
Gross margin                                                          20.21%           8.54%

Franchising revenue:
  Royalties                                                      $    10,083     $    32,388                     $    42,471
  Distribution center                                                 69,002          18,776                          87,778
  Other                                                               16,571          13,075                          29,646
                                                                 -----------     -----------                     -----------
   Total                                                         $    95,656     $    64,239                     $   159,895
                                                                 ===========     ===========                     ===========
Net franchising income                                           $     8,524     $    35,722                     $    44,246
                                                                 ===========     ===========                     ===========

Operating income (loss)                                          $    42,620     $   (58,825)    $    (5,504)    $   (21,709)
Facility action charges (gains)                                       (4,272)         55,582               0          51,310
                                                                 -----------     -----------     -----------     -----------
Oper. income (loss) excluding facility action charges            $    38,348     $    (3,243)    $    (5,504)    $    29,601
                                                                 ===========     ===========     ===========     ===========

EBITDA                                                           $    65,517     $    (5,797)    $     4,028     $    63,748
Facility action charges (gains)                                       (4,272)         55,582               0          51,310
                                                                 -----------     -----------     -----------     -----------
EBITDA excluding facility action charges                         $    61,245     $    49,785     $     4,028     $   115,058
                                                                 ===========     ===========     ===========     ===========

EBITDA excluding stores sold, closed or to be closed and
facility action charges                                          $    46,159     $    47,116     $    (4,165)    $    89,110
                                                                 ===========     ===========     ===========     ===========

TABLE 4: CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands)                              Third quarter    Fourth Quarter
                                                                        Fiscal 2002      Fiscal 2001
                                                                        -----------      -----------
                  Cash                                                    $14,179           $16,860
                  Other current assets                                     69,279           173,813
                                                                         --------        ----------
                    Total current assets                                   83,458           190,673
                  Property, plant & equipment                             551,529           700,698
                  Costs in excess of net assets acquired, net             190,658           203,900
                  All other assets                                        123,019           118,758
                                                                         --------        ----------
                    Total assets                                         $948,664        $1,214,029
                                                                         ========        ==========

                  Senior credit facility                                   $6,750           $67,000
                  All other current liabilities                           142,836           146,981
                                                                         --------        ----------
                    Total current liabilities                             149,586           213,981
                  Notes, senior credit facility and capital
                      lease obligations                                   437,180           547,158
                  All other liabilities                                    87,734           103,333
                                                                         --------        ----------
                    Total liabilities                                     674,500           864,472
                  Stockholders' equity                                    274,164           349,557
                                                                         --------        ----------
                  Liabilities and stockholders' equity                   $948,664        $1,214,029
                                                                         ========        ==========

TABLE 5: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                  (Dollars in thousands)                             Year-to-Date       Year-to-Date
                                                                      Fiscal 2002        Fiscal 2001
                                                                      -----------        -----------
                  CASH FLOW FROM OPERATING ACTIVITIES:

                  Net loss                                             $(75,644)         $(45,810)
                  Depreciation and amortization                          61,367            86,255
                  All other additions/subtractions to income             97,130           (34,789)
                                                                      ---------          --------
                    Cash flow from operating activities                  82,853             5,656
                                                                      ---------          --------

                  CASH FLOW FROM INVESTING ACTIVITIES:

                  Capital expenditures                                  (16,012)          (37,588)
                  Proceeds from repositioning activities                124,932            79,206
                  All other investing cash flow                          (8,088)            4,513
                                                                      ---------          --------
                    Cash flow from investing activities                 100,832            46,131
                                                                      ---------          --------

                  CASH FLOW FROM FINANCING ACTIVITIES:

                  Net debt repayment                                   (169,904)          (59,599)
                  All other financing activities                        (16,462)           (2,919)
                                                                      ---------          --------
                    Cash flow used in financing activities             (186,366)          (62,518)
                                                                      ---------          --------

                  Decrease in cash                                       (2,681)          (10,731)
                  Cash at beginning of year                              16,860            36,505
                                                                      ---------          --------
                  Cash at end of quarter                                $14,179           $25,744
                                                                      =========          ========

TABLE 6 - STATEMENTS OF OPERATIONS IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FORMAT

                                                                      Twelve Weeks Ended                Forty Weeks Ended
    (Dollars in thousands, except per share data)              November 5,       November 6,      November 5,     November 6,
                                                                 2001              2000             2001             2000
                                                                 ----              ----             ----             ----
Revenue:
 Company-operated restaurants                                 $   259,612       $   356,254      $   931,943      $ 1,270,478
 Franchised and licensed restaurants                               67,016            51,295          205,845          159,895
                                                              -----------       -----------      -----------      -----------
     Total revenue                                                326,628           407,549        1,137,788        1,430,373
                                                              -----------       -----------      -----------      -----------

Operating costs and expenses:
 Restaurant operations:
  Food and packaging                                               79,629           110,564          284,392          393,906
  Payroll and other employee benefits                              82,389           118,728          303,545          407,990
  Occupancy and other operating expenses                           59,266            86,507          212,226          294,410
                                                              -----------       -----------      -----------      -----------
                                                                  221,284           315,799          800,163        1,096,306

 Franchised and licensed restaurants                               49,613            36,082          158,028          115,650
 Advertising expenses                                              15,696            22,305           59,022           79,340
 General and administrative expenses                               27,089            30,847           86,770          109,476
 Facility action charges, net                                       2,121            34,343           60,827           51,310
                                                              -----------       -----------      -----------      -----------
     Total operating costs and expenses                           315,803           439,376        1,164,810        1,452,082
                                                              -----------       -----------      -----------      -----------

Operating income (loss)                                            10,825           (31,827)         (27,022)         (21,709)

Interest expense                                                  (11,752)          (16,265)         (46,783)         (53,510)
Other income (expense), net                                          (467)           (1,494)             362            1,084
                                                              -----------       -----------      -----------      -----------

Loss before income taxes                                           (1,394)          (49,586)         (73,443)         (76,303)

Income tax expense (benefit)                                          337           (20,157)           2,204          (30,493)
                                                              -----------       -----------      -----------      -----------

Net loss                                                      ($    1,731)      ($   29,429)     ($   75,647)     ($   45,810)
                                                              ===========       ===========      ===========      ===========


Basic and diluted net loss per common share                   ($     0.03)      ($     0.58)     ($     1.50)     ($     0.91)
                                                              ===========       ===========      ===========      ===========

Basic and diluted weighted average shares outstanding              50,505            50,501           50,503           50,501
                                                              ===========       ===========      ===========      ===========

SAFE HARBOR DISCLOSURE

         Matters discussed in this news release contain certain forward-looking statements that are based on management's beliefs and assumptions derived from information currently known to the Company's management. Forward-looking statements may include, but are not limited to, descriptions of plans or objectives of the Company's management for future or past operations, products or services, earnings or other measures of economic performance including statements of profitability of business segments and subsidiaries, estimates of recoverability of long-lived assets, current bank relationships, and current repositioning activities including anticipated store closures. Such statements reflect the view of the Company's management with respect to future events and are subject to risks and uncertainties, such as changes in the fast food industry and changes to the Company's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this news release. Factors that could cause or contribute to such differences are consumers' concerns or adverse publicity regarding the Company's products, effectiveness of operating initiatives and advertising and promotional efforts, changes in economic conditions, changes in commodity prices, availability and cost of energy, workers' compensation and general liability claim experience, the impact of competitive products and pricing, changes in the Company's suppliers' ability to provide quality and timely products to the Company, delays in opening new restaurants or completing remodels, the operational success of the Company's franchisees, availability of financing for the Company and its franchisees, unfavorable outcomes on litigation, changes in accounting policies and practices, new legislation or government regulation and other factors as discussed in the Company's filings with the Securities and Exchange Commission.

         Forward-looking statements speak only as of the date they are made. CKE does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Without limiting the foregoing, CKE undertakes no obligation to update Business Outlook guidance including any of the factors that influence earnings.

DISCLOSURE RELATING TO THE UPCOMING PROXY SOLICITATION

         CKE Restaurants and Santa Barbara Restaurant Group will be jointly filing relevant documents concerning the merger of SBRG into CKE with the Securities and Exchange Commission. CKE URGES ITS AND SBRG'S STOCKHOLDERS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders of either company will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by CKE Restaurants and Santa Barbara Restaurant Group will be available free of charge from both the Corporate Secretary of CKE Restaurants at 3916 State St., Suite 300, Santa Barbara, California 93105, telephone (714) 774-5796, and the Corporate Secretary of Santa Barbara Restaurant Group at 3938 State Street, Suite 200, Santa Barbara, California 93105, telephone (805) 563-3644. The directors and executive officers of both companies may be deemed to be participants in the solicitation of proxies. The direct or indirect interests of such participants, by security holdings or otherwise, will be included in the joint proxy statement to be filed with the SEC. In addition, you can review related information set forth in CKE Restaurants' proxy statement for its Annual Meeting of Stockholders held June 12, 2001, as filed with the SEC on May 14, 2001, and in Santa Barbara Restaurant Group's proxy statement for its Annual Meeting of Stockholders held August 6, 2001, as filed with the SEC on July 13, 2001. STOCKHOLDERS OF BOTH CKE RESTAURANTS AND SANTA BARBARA RESTAURANT GROUP SHOULD READ CAREFULLY THESE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

                                      # # #